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                                                                      EXHIBIT 10



                              TRANSACTION AGREEMENT

         This Agreement is made as of this 28th day of February, 2000 between Safeguard Scientifics, Inc., a Pennsylvania corporation ("Safeguard"), and Textron Inc., a Delaware corporation ("Textron"), with reference to the following Preamble:

                  Safeguard and Textron desire to establish a strategic alliance encompassing the rights and obligations described in this Agreement, including without limitation, (a) the issuance and sale by Safeguard, and the purchase by Textron of 727,273 shares (the "Purchased Shares") of Common Stock of Safeguard, par value $.10 per share ("Common Stock"), in a private placement under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"); (b) the provision of certain consulting and other services and arrangements by Safeguard and its network companies to Textron and companies affiliated with Textron; and (c) the provision of certain consulting and other services and arrangements by Textron to Safeguard and its network companies. Capitalized terms used herein shall have the meaning ascribed thereto in Annex A.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                      PURCHASE AND SALE OF PURCHASED SHARES

         SECTION 1.1 PURCHASE AND SALE OF PURCHASED SHARES. Subject to the terms and conditions hereinafter set forth, at the Closing (hereinafter defined) Safeguard shall sell to Textron and Textron shall purchase from Safeguard the Purchased Shares for a price per share of $137.50 or an aggregate purchase price of One Hundred Million Dollars ($100,000,000.00) (the "Purchase Price"). The number of Purchased Shares and the purchase price per Purchased Share shall be adjusted appropriately to reflect all stock dividends, splits, combinations and similar transactions which affect the Common Stock with a record date after the date hereof but prior to the Closing Date.

         SECTION 1.2 CLOSING. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on the next Business Day following the date on which the last of the conditions set forth in Article V hereof is fulfilled or waived (such date, the "Closing Date"), at 9:00 A.M. at the offices of Morgan, Lewis & Bockius LLP at 1701 Market Street, Philadelphia, Pennsylvania, or at such other time or place as Textron and Safeguard may agree.

         SECTION 1.3 DELIVERIES.

                  (a) At the Closing, Safeguard shall deliver to Textron, free and clear of all Liens, the certificates for the Purchased Shares, registered in the name of Textron and bearing the legend described in Section 3.10 hereof, against payment by Textron of the Purchase Price by wire transfer of immediately available funds to such bank account as Safeguard shall designate.

                  (b) At the Closing, Safeguard shall also deliver to Textron, and Textron shall deliver to Safeguard, as applicable, the certificates and opinion referred to in Sections 5.2 and 5.3 hereof.

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                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                                    SAFEGUARD

         Safeguard represents and warrants to Textron the following, except as set forth on a disclosure schedule delivered by Safeguard concurrently with the execution and delivery of this Agreement (the "Safeguard Schedule").

         SECTION 2.1 ORGANIZATION AND POWERS. Safeguard is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Safeguard has all requisite corporate power and authority to carry on its business as it has been and is now and as is currently contemplated to be conducted and to own, lease and operate the properties and assets used in connection therewith.

         SECTION 2.2 AUTHORITY; BINDING EFFECT. Safeguard has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of Safeguard by Applicable Law, the amended and restated Articles of Incorporation and Bylaws of Safeguard (the "Safeguard Charter Documents") or otherwise to authorize (a) the approval, execution and delivery on its behalf of this Agreement and (b) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, has been taken. This Agreement constitutes the valid and binding agreement of Safeguard, enforceable against Safeguard in accordance with its terms, except (y) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (z) for the limitations imposed by general principles of equity.

         SECTION 2.3 NO CONFLICT; APPROVALS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with the Safeguard Charter Documents, (b) result in a Default under any material Contract or Court Order to which Safeguard or any of its Subsidiaries is a party or by which it is bound, or (c) subject to the consents, approvals, orders, authorizations, filings, declarations and registrations specified in Section 2.4 or in the Safeguard Schedule and the approval by the New York Stock Exchange ("NYSE") of the listing of the Purchased Shares, conflict with or result in a Default of any License or any Applicable Law, except, in the case of clauses (b) and (c), for any such Defaults or Liens which would not have a Safeguard Material Adverse Effect and do not impair the ability of Safeguard to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

         SECTION 2.4 GOVERNMENTAL CONSENTS AND APPROVALS. Except as set forth in the Safeguard Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notification to or License from any Governmental Authority, except (a) notification pursuant to, and expiration or termination of the waiting period under the HSR Act and (b) where the failure to obtain such Licenses or to make such filings or notifications, would not prevent it from performing its obligations under this Agreement and would not have a Safeguard Material Adverse Effect.

         SECTION 2.5 ISSUANCE OF SHARES. The issuance and sale of the Purchased Shares have been

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duly authorized and, upon the issuance of such shares in accordance with the provisions of this Agreement and the Plan, such shares will be validly issued and outstanding, fully paid and nonassessable shares of Common Stock, free of preemptive or similar rights. Based in part upon the accuracy of the representations of Textron contained in Article III hereof, the issuance of the Purchased Shares is exempt from registration under the Securities Act and applicable blue sky laws.

         SECTION 2.6 REGISTRATION RIGHTS. Safeguard is not under any obligation to register any of its securities under the Securities Act except (i) as provided in this Agreement, or (ii) pursuant to the Registration Rights Agreement, dated June 3, 1999, between Safeguard and Credit Suisse First Boston Corporation (the "1999 Notes Agreement").

         SECTION 2.7 SEC REPORTS; 1999 FINANCIAL STATEMENTS. Safeguard has filed all required forms, reports and documents with the SEC since January 1, 1999 (collectively, "Safeguard's SEC Reports"), including, without limitation, Safeguard's Annual Report on Form 10-K for the year ended December 31, 1998. Safeguard's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of Safeguard's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Safeguard included in Safeguard's SEC Reports or in the Safeguard Schedule complied with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Safeguard and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended. Safeguard has heretofore delivered to Textron, in the form filed with the SEC, all of Safeguard's SEC Reports.

         SECTION 2.8 ABSENCE OF CERTAIN CHANGES. Except as otherwise disclosed in the Safeguard Schedule, since September 30, 1999, Safeguard and its Subsidiaries have not been subject to, and have no knowledge of, any events or conditions of any character that would have a Safeguard Material Adverse Effect or impair the ability of Safeguard to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

         SECTION 2.9 ABSENCE OF LITIGATION; CLAIMS. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Safeguard, threatened against Safeguard or any of its Subsidiaries, or any properties or rights of Safeguard or any of its Subsidiaries, before any Governmental Authority or arbitrator, which, if decided adversely to Safeguard or such Subsidiary, would have a Safeguard Material Adverse Effect or impair the ability of Safeguard to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby, nor is there any Court Order or judgment, decree, injunction, ruling or order of any arbitrator outstanding against Safeguard or any of its Subsidiaries having or which, insofar as reasonably can be foreseen, in the future would have a Safeguard Material Adverse Effect.

         SECTION 2.10 CAPITALIZATION. As of the date hereof, the authorized and outstanding shares of capital stock of Safeguard is as shown in the Safeguard Schedule. All outstanding shares of capital stock of Safeguard are duly authorized and have been validly issued and are fully paid, nonassessable and free

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of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. There are as of the date hereof no outstanding obligations of Safeguard to issue or deliver or to repurchase, redeem or otherwise acquire any Safeguard securities.

         SECTION 2.11 BROKERS AND FINDERS. Neither Safeguard nor any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby.



                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                                     TEXTRON

         Textron represents and warrants to Safeguard the following, except as set forth on a disclosure schedule delivered by Textron concurrently with the execution and delivery of this Agreement (the "Textron Schedule"):

         SECTION 3.1 ORGANIZATION AND POWERS. Textron is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Textron has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith.

         SECTION 3.2 AUTHORITY; BINDING EFFECT. Textron has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of Textron by Applicable Law, the amended and restated Certificate of Incorporation and Bylaws of Textron (the "Textron Charter Documents") or otherwise to authorize (a) the approval, execution and delivery on its behalf of this Agreement, and (b) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, has been taken. This Agreement constitutes the valid and binding agreement of Textron, enforceable against Textron in accordance with its terms, except (y) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (z) for the limitations imposed by general principles of equity.

         SECTION 3.3 NO CONFLICT; APPROVALS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with the Textron Charter Documents, (b) result in a Default under any material Contract to which Textron or any of its Subsidiaries is a party or by which it is bound, or (c) subject to the consents, approvals, orders, authorizations, filings, declarations and registrations specified in Section 3.4 or in the Textron Schedule, conflict with or result in a Default of any License or any Applicable Law, except, in the case of clauses
(b) and (c), for any such Default or Liens which would not impair the ability of Textron to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

         SECTION 3.4 GOVERNMENTAL CONSENTS AND APPROVALS. Except as set forth in the Textron Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions contemplated hereby will require any notification to or License from any Governmental Authority, except (a) notification pursuant to, and expiration or termination of the waiting period under

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the HSR Act and (b) where the failure to obtain such Licenses or to make such filings or notifications, would not prevent it from performing its obligations under this Agreement.

         SECTION 3.5 ABSENCE OF LITIGATION; CLAIMS. There are no Court Orders or claims, actions, suits, proceedings or investigations pending or, to the knowledge of Textron, threatened against Textron or any of its Subsidiaries, or any properties or rights of Textron or any of its Subsidiaries, before any Governmental Authority or arbitrator, which, if decided adversely to Textron or such Subsidiary, would impair the ability of Textron to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

         SECTION 3.6 BROKERS AND FINDERS. Neither Textron nor any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions contemplated hereby, which in either case require a payment by Safeguard.

         SECTION 3.7 PRIVATE PLACEMENT. Textron represents and warrants that it is acquiring the Purchased Shares for its own account, as principal and not on behalf of other persons, and for investment and not with a view to the resale or distribution of all or any part of such Purchased Shares. Textron (a) has such knowledge and experience in business and financial matters and such knowledge concerning the business, operations and financial condition of Safeguard that it is capable of evaluating the merits and risks of an investment in the Purchased Shares, (b) fully understands the nature, scope, and duration of the limitations on transfer contained herein and under Applicable Law and (c) can bear the economic risk of any investment in the Purchased Shares and can afford a complete loss of such investment. Textron has had an adequate opportunity to ask questions and receive answers (and has asked such questions and received answers to its satisfaction) from the officers of Safeguard concerning the business, operations and financial condition of Safeguard. Textron has no Contract with any other person to sell, transfer or grant participation in any of the Purchased Shares. Textron hereby agrees that certificates representing the Purchased Shares may bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER) OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, SUCH REGISTRATION IS NOT REQUIRED. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 6.10 OF A TRANSACTION AGREEMENT, DATED FEBRUARY 28, 2000 BETWEEN THE ISSUER AND TEXTRON, INC.

The legend set forth above shall be removed by Safeguard from any certificate evidencing Purchased Shares (i) at such time as such Purchased Shares have been registered under the Securities Act, or (ii) after the first anniversary of the Closing Date upon delivery to Safeguard of an opinion by counsel, reasonably satisfactory to Safeguard, that such Purchased Shares can be freely transferred in a public sale without a registration statement under the Securities Act of 1933 being in effect, or (iii) when they

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become eligible for sale under Rule 144(k) under the Securities Act upon receipt of an appropriate officers certificate of Textron as to such eligibility.

                                   ARTICLE IV
                                OTHER AGREEMENTS

         SECTION 4.1 REASONABLE BEST EFFORTS. Except as otherwise provided herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated hereby in the most expeditious manner practicable, including, without limitation, the satisfaction of all conditions to the obligations of the parties to consummate the Closing as promptly as practicable, but in no event later than March 31, 2000.

         SECTION 4.2 PUBLIC ANNOUNCEMENTS. The parties hereto shall not, and shall not permit their Representatives to, make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other parties as to the timing and contents of any such announcement as may be reasonable under the circumstances; provided, that nothing contained herein shall prevent any party from promptly making all filings with Governmental Authorities and all disclosure as may, in its good faith judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (in which case the disclosing party shall advise the other parties and provide them with a copy of the proposed disclosure or filing prior to making the disclosure or filing).

         SECTION 4.3 NOTIFICATION. Each party hereto shall, in the event of, or promptly after obtaining knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein, give notice thereof to the other party and shall use its best efforts to prevent or promptly to remedy such breach.

         SECTION 4.4 REGULATORY AND OTHER AUTHORIZATIONS. (a) Each party hereto agrees to use commercially reasonable efforts to comply with all legal requirements which may be imposed on such party with respect to the transactions contemplated hereby and to obtain all consents of Governmental Authorities and non-governmental third parties that may be or become necessary with respect to its respective execution and delivery of, and the performance of its respective obligations pursuant to this Agreement, and each party will cooperate fully with the other party in promptly seeking to obtain all such consents. Without limitation, Textron and Safeguard shall each make an appropriate filing of a Notification and Report Form pursuant to the HSR Act promptly, but in no event later than 40 days after the date hereof, and shall promptly respond to any request for additional information with respect thereto. Each such filing shall request early termination of the waiting period imposed by the HSR Act.

                  (b) Notwithstanding anything else to the contrary contained in this Agreement, neither of the parties shall have any obligation to oppose, challenge or appeal any suit, action or proceeding by any Governmental Authority or any order or ruling by any Governmental Authority, (i) seeking to restrain or prohibit or restraining or prohibiting the consummation of the transactions contemplated hereby, (ii) seeking to prohibit or limit or prohibiting or limiting the ownership, operation or control by Textron, Safeguard or any of their respective Subsidiaries of any portion of the business or assets of Textron, Safeguard or any of their respective Subsidiaries or (iii) seeking to compel or compelling Textron, Safeguard or any of their respective Subsidiaries to dispose of, grant rights in respect of, or hold separate any portion of the business or assets of Textron, Safeguard or any of their

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respective Subsidiaries.



                                   ARTICLE V
                              CONDITIONS TO CLOSING

         SECTION 5.1 CONDITIONS TO THE OBLIGATIONS OF SAFEGUARD AND TEXTRON. The respective obligations of Safeguard and Textron to consummate the transactions contemplated hereby are subject to the requirements that:

                  (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition shall have been issued and be in effect (i) restraining or prohibiting the consummation transactions contemplated hereby or (ii) prohibiting or limiting the ownership, operation or control by Textron, Safeguard or any of their respective Subsidiaries of any portion of the business or assets of Textron, Safeguard or any of their respective Subsidiaries, or compelling Textron, Safeguard or any of their respective Subsidiaries to dispose of, grant rights in respect of, or hold separate any portion of the business or assets of Textron, Safeguard or any of their respective Subsidiaries; nor shall any action have been taken by a Governmental Authority or any Applicable Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority or arbitrator, which is in effect and has the effect of making the transaction contemplated hereby illegal or otherwise prohibiting the consummation of the transaction contemplated hereby.

                  (b) HSR Act. Any waiting period applicable to the consummation of the transaction contemplated hereby under the HSR Act shall have expired or been terminated.

                  (c) NYSE Listing. Approval for listing by the NYSE upon official notice of issuance of the Purchased Shares shall have been received by Safeguard.

         SECTION 5.2 CONDITIONS TO THE OBLIGATIONS OF TEXTRON. The obligations of Textron to consummate the transactions contemplated hereby are subject to the further requirements that:

                  (a) Representations and Warranties. The representations and warranties of Safeguard contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects (except to the extent that such representations and warranties are qualified by materiality in which case, to the extent of such qualification, they shall be true and correct in all respects) on and as of the Closing Date with the same effect as if made on and as of the Closing Date and at the Closing Safeguard shall have delivered to Textron a certificate to that effect.

                  (b) Performance of Obligations. Each of the obligations of Safeguard to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and at the Closing Safeguard shall have delivered to Textron a certificate to that effect.

                  (c) Opinion of Counsel. Textron shall have received the written opinion dated the Closing Date of counsel for Safeguard covering the matters agreed to by the parties prior to the date hereof, subject to customary qualifications and limitations.

         SECTION 5.3 CONDITIONS TO THE OBLIGATIONS OF SAFEGUARD. The obligations of Safeguard to

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consummate the transactions contemplated hereby are subject to the further requirements that:

         (a) Representations and Warranties. The representations and warranties of Textron contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects (except to the extent that such representations and warranties are qualified by materiality in which case, to the extent of such qualification, they shall be true and correct in all respects) on and as of the Closing Date with the same effect as if made on and as of the Closing Date and at the Closing Textron shall have delivered to Safeguard a certificate to that effect.

         (b) Performance of Obligations. Each of the obligations of Textron to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date and at the Closing, Textron shall have delivered to Safeguard a certificate to that effect.



                                   ARTICLE VI
                               REGISTRATION RIGHTS


         SECTION 6.1 CERTAIN DEFINITIONS.

                  (a) As used herein, the following terms shall have the following respective meanings:

                           The terms "register," "registered" and "registration"
refer to a resale registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                           "Registrable Shares" shall mean the Purchased Shares
and any securities issued or issuable in respect of the Purchased Shares upon any stock split, stock dividend, distribution, reorganization, merger, consolidation, exchange, recapitalization or other similar event occurring following the date of this Agreement.

                           "Registration Expenses" shall mean all expenses,
other than Selling Expenses, incurred by Safeguard in complying with Section 6.2 hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Safeguard, up to $10,000 of the fees and disbursements of not more than one counsel to Textron, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance.

                           "Selling Expenses" shall mean all underwriting
discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered pursuant to Sections 6.2 hereof and the costs of any counsel retained by the holders of Registrable Securities in excess of $5,000 and the costs of any accountants or other experts retained by or on behalf of the holders of Registrable Securities.

         SECTION 6.2 "PIGGY-BACK" REGISTRATION. If Safeguard at any time prior to the second anniversary of this Agreement proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except

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with respect to (i) the first registration statement initially filed with the
SEC after the date hereof and prior to July 31, 2000, (ii) any registration statement filed by Safeguard pursuant to its obligations under the 1999 Notes Agreement, or (iii) any registration statement on Forms S-4, S-8 or any successor or similar forms thereto), each such time it will give written notice to Textron and its subsidiaries who are then holders of outstanding Registrable Shares of its intention to do so. Upon the written request of any such holder, received by Safeguard within fifteen (15) days after the giving of any such notice by Safeguard, to register any of its Registrable Shares, Safeguard will, except as provided below, cause the Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by Safeguard, all to the extent required to permit the sale or other disposition by the holder of such Registrable Shares so registered. In the event that any registration pursuant to this Section 6.2 shall be, in whole or in part, an underwritten public offering of securities, the number of Registrable Shares to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein. Any exclusion of Registrable Shares shall be made pro rata among holders of Registrable Shares and other holders of Safeguard equity securities seeking to include such securities in such registration statement. In no event shall Safeguard have any obligation to reduce the number of shares being sold by Safeguard in the offering. Notwithstanding the foregoing provisions, Safeguard may withdraw any registration statement referred to in this Section 6.2 without thereby incurring any liability to the holders of Registrable Shares if the Board of Directors of Safeguard determines that such registration is not in the best interests of Safeguard. There shall be no limit to the number of registrations of Registrable Shares which may be effected under this Section 6.2.

         SECTION 6.3 REGISTRATION PROCEDURES. If and whenever Safeguard is required by the provisions of Section 6.2 to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, Safeguard will, as expeditiously as possible:

                  (a) furnish to each seller of Registrable Shares in such offering and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Shares covered by such registration statement;

                  (b) use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Shares in such offering or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; provided, however, that Safeguard shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (c) use its best efforts to list the Registrable Shares covered by such registration statement with any securities exchange or market on which the securities of Safeguard, if applicable, is then listed or quoted;

                  (d) Furnish to each selling holder of Registrable Shares a copy of all documents filed with and all correspondence from or to the SEC in connection with any such registration; and

                  (e) immediately notify each seller of Registrable Shares in such offering and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which Safeguard has knowledge as a result of which the prospectus contained in such registration statement, as then in effect,

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
contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         SECTION 6.4 EXPENSES. All Registration Expenses shall be borne by Safeguard whether or not the registration statement has become effective. All Selling Expenses shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than Safeguard (except to the extent Safeguard shall be a seller) as they may agree.

         SECTION 6.5 INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Section 6.2, Safeguard will indemnify and hold harmless each seller of such Registrable Shares thereunder, each underwriter of such Registrable Shares thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Section 6.2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Safeguard will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such seller, such underwriter or such controlling person specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to Section 6.2, each seller of such Registrable Shares thereunder, severally and not jointly, will indemnify and hold harmless Safeguard, each person, if any, who controls Safeguard within the meaning of the Securities Act, each officer of Safeguard who signs the registration statement, each director of Safeguard, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which Safeguard or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act pursuant to Section 6.2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Safeguard and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if, and only to the extent that, any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to Safeguard by such seller specifically for use in such registration statement or prospectus; and provided further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Registrable Shares covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6.5 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 6.5 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6.5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party exercising rights under the Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 6.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6.5 provides for indemnification in such case, (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 6.5, or (iii) if the indemnification provided for by this Section 6.5 is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein; then, and in each such case, Safeguard and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (x) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (y) if the allocation provided by clause (x) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (x) above but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities (taking into account the portion of the proceeds of the offering received by each such party) and, in each case, taking into account the statements or omissions which resulted in such losses, claims, damages or liabilities and any other relevant equitable considerations. No person will be required to contribute any amount in excess of the proceeds received by such person in respect of all such Registrable Shares offered and sold by it pursuant to such registration statement and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         SECTION 6.6 CHANGES IN COMMON STOCK; SUCCESSOR.

                  (a) If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

                  (b) If Safeguard consolidates or merges into or with, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or a majority of its assets to any person or group, or any person or group consolidates with, or merges into or with, Safeguard, each holder of Registrable Shares shall, as a condition to the relevant transaction involving such person, group or successor in business, be granted by such person, group or successor in business (each a "Successor"), equivalent rights to the rights granted in hereunder.

         SECTION 6.7 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of Registrable Shares to the public without registration, Safeguard agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of Safeguard under the Securities Act and the Exchange Act; and

                  (c) furnish to each holder of Registrable Shares forthwith upon request a written statement by Safeguard as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Safeguard, and such other reports and documents so filed by Safeguard as such holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such holder to sell any Registrable Shares without registration.

         SECTION 6.8 "MARKET STAND-OFF" AGREEMENT. Any holder of Registrable Shares agrees, if requested by Safeguard or an underwriter of such registered public offering, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of Safeguard held by such holder other than Registrable Shares included in the registration during a period of up to 90 days following the effective date of the registration statement of Safeguard filed under the Securities Act, provided that all other persons selling securities in such underwritten public offering and all executive officers and directors of Safeguard shall enter into similar agreements. Such agreement shall be in writing in the form satisfactory to Safeguard and such underwriter, and may be included in the underwriting agreement. Safeguard may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

         SECTION 6.9 TRANSFERABILITY OF REGISTRATION RIGHTS. Registration rights conferred herein on the holders of Registrable Shares shall inure to the benefit only of Textron and its Subsidiaries.

         SECTION 6.10 TRANSFER RESTRICTIONS. Notwithstanding any registration of Registrable Shares, Textron agrees not to sell or transfer any Purchased Shares to any person or entity, other than subsidiaries who agree to be bound to this
Section 6.10, for a period of one year from the Closing Date.



                                  ARTICLE VII
                         STRATEGIC ALLIANCE ARRANGEMENTS

         SECTION 7.1 CONSULTATION AND OTHER SERVICES TO BE PROVIDED BY
SAFEGUARD.

                  (a) On no less than a quarterly basis, representatives of Safeguard and its network companies shall meet with representatives of Textron's business units to discuss trends and developments in information technology and e-commerce based on Safeguard's general knowledge of the marketplace and of the specific activities of companies in the Safeguard network. The Safeguard representatives shall include an appropriate mix of high level business personnel and individuals with specific industry and technology know-how.

                  (b) Safeguard shall, on a regular basis, make specific recommendations to Textron regarding information technology and e-commerce products and services that Textron should adopt. Such products shall include products and services offered by companies in the Safeguard network. Textron shall have no obligation to adopt such products or services. Safeguard shall recommend to its network companies that they offer Textron the opportunity to act as a beta site for new products and services. Textron shall have no obligations to act as a beta site.

                  (c) Safeguard shall offer Textron coordinated access to the products and services of Safeguard's network companies and use reasonable efforts to secure most favored nations pricing and terms where appropriate. Textron shall enter into a separate agreement with each applicable entity regarding the terms and conditions of the delivery of such products and services. Textron shall have no obligation to license or otherwise acquire the right to use any such product or service.

                  (d) Safeguard shall invite Textron representatives to participate on appropriate Safeguard and Safeguard network advisory councils/boards.

                  (e) The services provided by Safeguard pursuant to this
Section 7.1 shall be provided free of charge to Textron. Each party shall bear its own out-of-pocket expenses incurred in connection therewith.

         SECTION 7.2 CONSULTATION AND OTHER SERVICES TO BE PROVIDED BY TEXTRON.

                  (a) Textron shall meet on a quarterly basis with Safeguard and provide Safeguard with information regarding Textron's technology and infrastructure in order to (i) enable Safeguard to assess Textron's information technology and e-commerce needs and (ii) enable Safeguard to assess the general needs of the industries in which Textron conducts business.

                  (b) Textron shall invite Safeguard representatives to participate in Textron IM Council meetings and other appropriate Textron sponsored meetings and conferences relating to e-commerce.

                  (c) Textron will discuss with Safeguard and, as appropriate, give Safeguard and its network companies the opportunity to bid on, all major new IT and e-commerce, e-communications, and e-Software services requirements. Textron will have no obligation to accept any bid.

                  (d) The services provided by Textron pursuant to this Section
7.2 shall be provided free of charge to Safeguard. Each party shall bear its own out-of-pocket expenses incurred in connection therewith.

         SECTION 7.3 ADVISORY BOARD. The parties shall establish an advisory board that shall meet on a quarterly basis to assess and evaluate the strategic alliance between the parties and to oversee the services requested and provided by a party under this Article VII and the appropriate compensation arrangements related thereto. Each party shall designate at least one senior corporate officer to represent the party on such advisory board and such other persons as the party may elect. The advisory board will explore the possibility of the parties jointly developing technologies and services and licensing or providing the resulting technologies and services to third parties. Each party shall bear its own expenses in connection with the foregoing.

         SECTION 7.4 CONFIDENTIALITY.

                  (a) Confidential Information. For the purposes of this Agreement, the term "Confidential Information" means any information disclosed in connection with the transaction contemplated by this Agreement by either party (the "Disclosing Party") to the other (the "Receiving Party") in any manner and all tangible embodiments of such information. Confidential Information shall not include any information that: (a) is or becomes publicly known through no fault of the Receiving Party; (b) is developed independently by the Receiving Party; (c) is known by the Receiving Party when disclosed if the Disclosing Party does not then have a duty to maintain its confidentiality; or
(d) is rightfully obtained by the Receiving Party from a third party who does not owe the Disclosing Party a duty to preserve its confidentiality. Without limiting the generality of the foregoing, all information provided to the Receiving Party by the Disclosing Party regarding the Disclosing Party's business operations shall be deemed to be Confidential Information.

                  (b) Permitted Purposes. "Permitted Purpose" means the specific purpose for which the Disclosing Party disclosed particular Confidential Information to the Receiving Party. The Receiving Party shall use Confidential Information solely for Permitted Purposes.

                  (c) Nondisclosure Obligation. From the time that Confidential Information is disclosed by the Disclosing Party until the time that such Confidential Information becomes publicly known through no fault of the Receiving Party, the Receiving Party shall not disclose Confidential Information to any person other than those who are subject to a nondisclosure obligation comparable in scope to this Agreement and who have a need to know such Confidential Information for a Permitted Purpose. Notwithstanding anything to the contrary herein, a Receiving Party may disclose Confidential Information to the extent required by a court or other governmental authority.

                  (d) This Section 7.4 shall survive for ten years after the later of the (i) termination or expiration of Article VII, or (ii) the termination of this Agreement pursuant to Section 8.1.

         SECTION 7.5 TERM AND TERMINATION OF ARTICLE VII. Article VII of this Agreement shall become effective on the Closing Date and remain in effect until the fifth anniversary of the Closing Date unless terminated sooner pursuant to this Section 7.5. Article VII of this Agreement may be terminated (a) immediately by either party upon written notice upon a material breach by the other party of its obligations under this Agreement, or (b) on the sixtieth day after written notice of termination by either party; provided, however, this Agreement may not be terminated pursuant to Section 7.5(b) hereof by either party before the one-year anniversary of the date hereof. The termination of this Article VII shall have no effect on any other agreements between Textron and its respective Affiliates and Safeguard and its respective Affiliates.



                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1 TERMINATION. This Agreement may be terminated (by written notice by the terminating party to the other parties) and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

                  (a) By mutual written consent of each of Safeguard and Textron;

                  (b) By either Safeguard or Textron if the Closing shall not have occurred on or before April 30, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

                  (c) By either Safeguard or Textron if a Governmental Authority or arbitrator shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (d) By Safeguard if Textron shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by Textron shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within 30 days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate, result or would reasonably be expected to impair the ability of Textron to perform its obligations under this Agreement, and by Textron if Safeguard shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by Safeguard shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within 30 days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate, result or would reasonably be expected to result in a Safeguard Material Adverse Effect.

         SECTION 8.2 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 8.1, such termination shall be without liability of any party (or any Affiliate or representative of such party) to any other party, except that if such termination shall result from the (i) failure of any party to this Agreement to fulfill a condition to the performance of the obligations of the other parties that is within the control of such party, (ii) failure of any party to this Agreement to perform a covenant or agreement contained in this Agreement, or (iii) breach by any party to this Agreement of any representation or warranty contained in this Agreement made as of the date of this Agreement, such party shall be fully liable for any and all damages incurred or suffered by any other party as a result of such failure or breach. The provisions of Section
4.2 shall survive any termination of this Agreement pursuant to Section 8.1.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. In the event of a conflict between any term of this Agreement and information contained in Textron Schedule or the Safeguard Schedule, the terms included in this Agreement shall govern.

         SECTION 9.2 WAIVER. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party.

         SECTION 9.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) or by overnight courier service to the respective parties as follows:

         if to Safeguard:

                  Safeguard Scientifics, Inc.
                  800 The Safeguard Building
                  735 Devon Park Drive
                  Wayne, PA  19087
                  Telecopy:  (610) 293-0601
                  Attention: General Counsel

                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  1701 Market Street
                  Philadelphia, PA  19103
                  Telecopy:  (215) 963-5299
                  Attention:  N. Jeffrey Klauder, Esquire

         if to Textron:

                  Textron Inc.

                  40 Westminster Street
                  Providence, RI  02903
                  Telecopy:  (401) 457-2418
                  Attention:  Executive Vice President and General Counsel

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Beacon Street
                  31st Floor
                  Boston, MA  02108-3194
                  Telecopy: (617) 573-4822
                  Attention: Louis A. Goodman, Esquire

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the first business day at the place of which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day in which such notice or communication was mailed.

         SECTION 9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. The parties waive all right to trial by jury in any action, suit or proceeding to enforce or defend any rights or remedies under this Agreement.

         SECTION 9.5 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 9.7 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         SECTION 9.8 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, legal representatives and successors. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

         SECTION 9.9 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

         SECTION 9.10 LEGAL FEES AND COSTS. If any party hereto institutes any action or proceeding, whether before a court or arbitrator, to enforce any provision of this Agreement, the prevailing party therein shall be entitled to received from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

         SECTION 9.11 FURTHER ASSURANCES. After Closing, the parties shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and shall take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant to this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.



                                            SAFEGUARD SCIENTIFICS, INC.


                                            By:_________________________________
                                            Name:
                                            Title


                                            TEXTRON INC.


                                            By:_________________________________
                                            Name:
                                            Title

                                                                         ANNEX A


                                   DEFINITIONS

         The following terms, as used in this Agreement, have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person

          "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its Affiliates or any of their respective properties, assets or Representatives (in connection with such Representative's activities on behalf of such Person or any of its Affiliates).

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Contracts" means all contracts, agreements, undertakings, leases, licenses, commitments, sales and purchase orders and other instruments of any kind, whether written or oral.

          "Court Order" means any judgment, decree, injunction, order or ruling of any Governmental Authority that is binding on any person or its property under Applicable Law.

         "Default" means (1) a violation, breach of or default under any Contract, License, Court Order or Applicable Law, (2) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a violation, breach of or default under any Contract, License, Court Order or Applicable Law, or (3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or License.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means U.S. generally accepted accounting principles consistently applied.

         "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

         "Licenses" means licenses, franchises, permits, certificates, approvals, easements, rights and other authorizations.

         "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry involving or affecting the named Person, to which the named Person is a party or by which it or any of such businesses, assets or liabilities may be bound or affected.

          "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a Governmental Authority.

         "Safeguard Material Adverse Effect" means any fact, condition, event, development or occurrence which, individually or when taken together with all other such facts, conditions, events, developments or occurrences, could reasonably be expected to have a material adverse effect on the financial condition, operating results or business of Safeguard and its Subsidiaries, taken as a whole.

          "SEC" means the U.S. Securities and Exchange Commission.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

                                       2